Exhibit 99.1

Enova Systems Receives NYSE Amex Exchange Compliance Notice

Torrance, CA – May 29, 2012 – As previously reported, on April 17, 2012, Enova Systems Inc. (NYSE AMEX: ENA and AIM: ENV and ENVS), (the “Company”) received notice (the “April Notice”) from the NYSE Amex LLC (the “Exchange”) indicating that the Company was not in compliance with one of the Exchange’s continued listing standards as set forth in Part 10 of the Exchange’s Company Guide (the “Exchange Guide”), and the Company was therefore subject to the procedures and requirements of Section 1009 of the Exchange Guide. Specifically, the Company was not in compliance with Section 1003(a) (iii) of the Exchange Guide because the Company reported stockholders’ equity of less than $6,000,000 for 2011 and the Company had incurred a loss from continuing operations and/or net losses for five consecutive years. As required by the April Notice, the Company submitted a Plan of Compliance to the Exchange on May 17, 2012 addressing how the Company intends to regain compliance with the continuing listing standards of the Exchange Guide within a maximum of 18 months (the “Plan Period”).

By letter dated May 22, 2012, the Company received an additional notice from the Exchange stating that a review of the Company’s Form 10-Q for the first quarter of fiscal 2012 indicated that the Company does not meet an additional listing requirement. Specifically, the Company is not in compliance with Exchange Guide Section 1003(a)(ii) because the Company reported stockholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years.

Due to the higher stockholders’ equity requirement identified in the April Notice, the Company is not required by the Exchange to submit an additional Plan of Compliance in connection with the deficiency identified in the notice dated May 22, 2012. If the Plan of Compliance is accepted but the Company is not in compliance with the continued listing standards of the Company Guide by October 15, 2013 or if the Company is not making progress consistent with the plan during the Plan Period, the Exchange staff will initiate delisting procedures as appropriate. In such event, the Company may appeal an Exchange staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

About Enova: Enova Systems (http://www.enovasystems.com) is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile applications. Enova applies unique ‘enabling technologies’ in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces non-invasive drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles in both the “new” and “retrofit” vehicle sales market. For further information, contact Enova Systems directly, or visit its Web site at http://www.enovasystems.com.

ENOVA SYSTEMS, Inc.1560 West 190th StreetTorrance, CA 90501Tel: 310-527-2800Contact: John Micek, CFO/Investor Relations

Additional Information:This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “could,” “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarterly period ended March 31, 2012.